UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2022

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2022, the TherapeuticsMD, Inc., a Nevada corporation (the “Company”), received a determination letter (the “Letter”) from the staff (the “Staff”) of the Nasdaq Stock Market LLC stating that the Company has not regained compliance with the minimum bid price requirement of $1.00 per share for continued listing of the Company’s common stock, par value $0.001 per share (“Common Stock”), on the Nasdaq Global Select Market (“Nasdaq”), as set forth in Nasdaq Listing Rule 5810(c)(3)(A) (the “Minimum Bid Price Requirement”) because the closing bid price of the Common Stock had not been at least $1.00 per share for a minimum of ten consecutive trading days at any time during the 180-calendar day compliance period granted to the Company on September 15, 2021.

The Company has requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s determination and present a plan to regain compliance with the Minimum Bid Price Requirement. If the Company had not requested a hearing, the Common Stock would have been subject to delisting and removal of registration from Nasdaq. While the appeal process is pending, the suspension of trading of the Common Stock on Nasdaq will be stayed and the Common Stock will continue to trade on Nasdaq until the hearing process concludes and the Panel issues its decision. The Company intends to monitor the closing bid price of the Common Stock and intends to conduct a reverse stock split if necessary to regain compliance with the Minimum Bid Price Requirement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, Mr. James C. D’Arecca, the Chief Financial Officer and Principal Financial Officer of the Company, notified the Company of his decision to resign from such positions, effective as of April 1, 2022.  Mr. Michael C. Donegan, the Vice President – Finance and Chief Accounting Officer of the Company, will succeed Mr. D’Arecca as Interim Chief Financial Officer and Principal Financial and Accounting Officer as of the effective date of Mr. D’Arecca’s resignation. The information regarding Mr. Donegan required by Items 401(b), (d) and (e) of Regulation S-K is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2021, and such information is incorporated herein by reference. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Donegan had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

The Company intends to initiate a search for a permanent Chief Financial Officer and evaluate both internal and external candidates.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: whether the Company will be successful in maintaining the listing of its Common Stock on the Nasdaq and the effect of management transitions on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2022	THERAPEUTICSMD, INC.

/s/ James C. D’Arecca
James C. D’Arecca
Chief Financial Officer